Exhibit 99.1

For Immediate Release

Insys Therapeutics Reports First Quarter 2015 Results

PHOENIX, AZ—May 7, 2015 - Insys Therapeutics, Inc. (Nasdaq: INSY) ("Insys" or "the Company") today announced its financial results for the three-month period ended March 31, 2015. Highlights of and subsequent to the first quarter of 2015 include:

●	Total net revenue increased to $70.8 million versus $41.6 million for the first quarter of 2014;

●	Revenues from Subsys® (fentanyl sublingual spray) were $70.5 million, up 74% compared with first quarter 2014 sales of $40.7 million;

●	Net income of $8.0 million, or $0.23 per basic and $0.21 per diluted share, compared to net income of $7.7 million, or $0.23 per basic and $0.21 per diluted share, for the first quarter of 2014;

●

Non-GAAP adjusted net income, which excludes litigation judgment expense and income tax provision, was $23.5 million, or $0.63 per diluted share, versus $15.1 million, or $0.41 per diluted share in the first quarter of 2014;

●	Cash, cash equivalents and investments increased by $18.3 million during the first quarter of 2015 to $124.4 million as of March 31, 2015;

●	Recorded a charge of $8 million to general and administrative expense as a result of preliminary court statements in connection with a litigation between the Company and a former employee; and,

●	Insys’ Board of Directors unanimously approved a two-for-one stock split to be effected though a stock dividend.

“Insys had another strong quarter, driven by our twelfth consecutive quarter of Subsys sales growth. We expect this will remain our largest near-term revenue driver as we advance the many projects in our pipeline through clinical trials and bring them to market," said Michael L. Babich, President and Chief Executive Officer. “Our discussions with FDA regarding our pediatric plan for our Dronabinol Oral Solution are nearly complete, and we expect to submit the NDA in the very near term. We believe the addressable market opportunity for this product exceeds $200 million.

“Our plan for 2015 includes Phase III clinical studies for multiple sublingual spray candidates as well as a clinical trial to support label expansion for Subsys. We are simultaneously advancing longer-term pipeline assets, including our pharmaceutical cannabidiol (CBD) formulation. Our Phase1/2 safety and pharmacokinetic study in pediatric epilepsy is underway, and we are excited to have begun dosing patients with this molecule. By continuing to focus our clinical, regulatory and commercial expertise on developing and successfully commercializing innovative products, we expect to deliver long-term value for our shareholders,” concluded Babich.

Insys Therapeutics Reports First Quarter 2015 Results

May 7, 2015

First Quarter 2015 Financial Results

Net revenue for the first quarter of 2015 was $70.8 million compared to $41.6 million for the first quarter of 2014, an increase of 70%. A summary of total revenue is outlined below (in millions):

	Three Months Ended March 31,		Increase
	2015	2014	(Decrease)
Product sales, net
Subsys	$70.5	$40.7	$29.8
Dronabinol SG Capsule	0.3	0.9	(0.6)
Net revenue	$70.8	$41.6	$29.2

Gross margin was 91% for the first quarter of 2015 compared with 89% for the first quarter of 2014. The increase in gross margin was due primarily to a shift in sales mix toward Subsys, which has higher margins than Dronabinol SG Capsule.

Sales and marketing expense was $20.9 million during the first quarter of 2014, compared to $11.6 million for the first quarter of 2014. The increase was a result of expansion of our sales force associated with the increase in sales of Subsys and increased marketing expenses during the first quarter of 2015.

Research and development expense increased to $10.6 million for the first quarter of 2015, compared to $4.0 million for the first quarter of 2014, primarily as a result of Insys’ pipeline development investments during 2014 and including the ongoing Phase 1/2 safety and pharmacokinetic study in pediatric subjects with treatment-resistant seizures.

General and administrative expense increased to $21.2 million for the first quarter of 2015, compared to $8.6 million for the first quarter of 2014, primarily resulting from costs incurred in connection with various legal matters and including an accrual of $8.0 million as a result of preliminary court statements in connection with a litigation matter between the Company and a former employee. This accrual is based upon court statements that are preliminary and, by their nature, subject to material change. Excluding this accrual, during the first quarter of 2015, the Company incurred $4.7 million in external legal fees, compared to $2.4 million incurred in the first quarter of 2014.

Income tax expense was $3.7 million for the first quarter of 2015, reflecting an effective corporate tax rate of 32%.

Insys Therapeutics Reports First Quarter 2015 Results

May 7, 2015

Net income for the first quarter of 2015 was $8.0 million, or $0.23 per basic and $0.21 per diluted share, compared to net income of $7.7 million, or $0.23 per basic and $0.21 per diluted share, for the first quarter of 2014. Non-GAAP adjusted net income for the first quarter of 2015 was $23.5 million, or $0.63 per diluted share, compared to non-GAAP adjusted net income of $15.1 million, or $0.41 per diluted share, in the prior year quarter. The reconciliation of net income to non-GAAP adjusted net income is included at the end of this press release.

Liquidity

The Company had $124.4 million in cash, restricted cash, cash equivalents, and short-term and long-term investments, no debt, and $184.6 million in stockholders' equity as of March 31, 2015.

Subsequent Event

Two-for-one Stock Split
The Company's Board of Directors has declared a two-for-one stock split of Insys’ common stock to be effected through a stock dividend.  The Board unanimously approved the stock split as a means to facilitate shareholder liquidity and potentially reduce volatility. Shareholders of record as of May 26, 2015, will receive one additional share of Insys Therapeutics, Inc. common stock, par value $0.01, for each share they hold as of the record date.  Share distribution is scheduled for Friday, June 5, 2015, and Insys’ common stock will begin trading on a split-adjusted basis on Monday, June 8, 2015.  Total shares outstanding will increase from approximately 35.7 million to 71.4 million shares.

Conference Call

Insys management will host its first quarter 2015 conference call as follows:

Date:	Thursday, May 7, 2015

Time:	10:00 a.m. EDT

Toll free (U.S):	800-741-5804

International:	212-231-2908

Live webcast:	www.insysrx.com or click here

A telephone replay will be available shortly after the completion of the call for two weeks at 800-633-8284 (U.S.) or 402-977-9140 (International), passcode 21765354. The webcast of this call will be archived at www.insysrx.com.

About Insys Therapeutics, Inc.
Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve the quality of life of patients. Using our proprietary sublingual spray technology and our capability to develop pharmaceutical cannabinoids, Insys addresses the clinical shortcomings of existing commercial products. Insys currently markets two products, Subsys®, which is sublingual Fentanyl spray for breakthrough cancer pain, and a generic version of Dronabinol (THC) capsules. The Company's lead product candidate is Dronabinol Oral Solution, a proprietary, orally administered liquid formulation of dronabinol that Insys believes has distinct advantages over the current formulation of dronabinol in soft gel capsule. Insys is developing a pipeline of sublingual sprays, as well as pharmaceutical cannabidiol.

Insys Therapeutics Reports First Quarter 2015 Results

May 7, 2015

Subsys® is a registered trademark of Insys Therapeutics, Inc.

Forward-Looking Statements
This press release contains forward-looking statements regarding our research and development and clinical efforts, including statements related to our pharmaceutical cannabinoid program; our timeline regarding Dronabinol Oral Solution and the NDA related thereto; our belief regarding the market opportunity for Dronabinol Oral Solution; our expectations related to planned clinical trials of and timelines for our pipeline of sublingual sprays and our pharmaceutical cannabidiol (CBD) formulation; and, our belief that our Dronabinol Oral Solution formulation has distinct advantages over the current formulation of dronabinol in soft gel capsule. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release; actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. These factors include, but are not limited to risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise these statements, except as may be required by law.

Non-GAAP Financial Measures
In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of comprehensive income (loss) and cash flow data prepared in accordance with GAAP. In addition, the Company's definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

●	Interest income (expense), net;
●	The recorded provision for income taxes;
●	Depreciation and amortization; and,
●	Non-cash expenses, such as stock compensation expense and accrual for expected litigation judgment.

The Company believes that Adjusted EBITDA can be a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add-back of non-cash and non-recurring operating expenses that may be subject to uncontrollable factors not reflective of the Company's true operational performance.

Insys Therapeutics Reports First Quarter 2015 Results

May 7, 2015

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

●	The recorded provision for income taxes;
●	Non-cash expenses, such as stock compensation expense, non-cash interest, and non-cash other expense (i.e., accrual for expected litigation judgment); and,
●	Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards and windfalls from employee stock option exercises.

Adjusted net income per diluted share is equal to Adjusted net income divided by the diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

212-452-2793

-- Financial tables follow --

Insys Therapeutics Reports First Quarter 2015 Results

May 7, 2015

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Net revenue	$70,770	$41,636
Cost of revenue	6,375	4,773
Gross profit	64,395	36,863

Operating expenses:
Sales and marketing	20,916	11,618
Research and development	10,602	4,008
General and administrative	21,246	8,568
Total operating expenses	52,764	24,194

Income from operations	11,631	12,669
Other income (expense),net	-	13
Interest income (expense), net	125	6
Income before income taxes	11,756	12,688
Income tax expense (benefit)	3,733	5,030
Net income	$8,023	$7,658

Net income per common share:
Basic	$0.23	$0.23
Diluted	$0.21	$0.21

Shares used in computing net income per common share:
Basic	35,458,414	33,566,416
Diluted	37,459,159	36,902,578

Percentage of Net revenue:

Net revenue	100.0%	100.0%
Cost of revenue	9.0%	11.5%
Gross profit	91.0%	88.5%

Operating expenses:
Sales and marketing	29.6%	27.9%
Research and development	15.0%	9.6%
General and administrative	30.0%	20.6%
Total operating expenses	74.6%	58.1%

Income from operations	16.4%	30.4%
Other income (expense),net	0.2%	0.0%
Interest income (expense), net	16.6%	30.4%
Income tax expense (benefit)	5.3%	12.0%
Net income	11.3%	18.4%

Insys Therapeutics Reports First Quarter 2015 Results

May 7, 2015

INSYS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS:
Cash and cash equivalents including restricted cash	$70,074	$58,106
Short-term investments	31,386	24,757
Accounts receivable, net	34,176	26,544
Inventories	35,236	34,781
Prepaid expenses and other current assets	11,213	6,854
Long-term investments	22,891	23,262
Other non-current assets	42,238	40,817
Total assets	$247,214	$215,121

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
Accounts payable and accrued expenses	$62,580	$49,454
Stockholders' equity	184,634	165,667
Total liabilities and stockholders' equity	$247,214	$215,121

Insys Therapeutics Reports First Quarter 2015 Results

May 7, 2015

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$8,023	$7,658
Adjustments to arrive at EBITDA:
Interest (income) expense, net	(125)	(6)
Income tax expense	3,733	5,030
Depreciation and amortization expense	1,175	523
EBITDA	12,806	13,205
Non-cash stock compensation expense	3,721	2,455
Litigation judgment expense	8,000	-
Adjusted EBITDA	$24,527	$15,660

INSYS THERAPEUTICS, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$8,023	$7,658
Income tax expense (benefit)	3,733	5,030
Income before income taxes	11,756	12,688
Adjustments to arrive at Adjusted net income:
Non-cash stock compensation expense	3,721	2,455
Litigation judgment expense	8,000	-
Adjusted income before income taxes	23,477	15,143
Adjusted income tax provision	-	-
Adjusted net income	$23,477	$15,143

Adjusted net income per diluted share	$0.63	$0.41

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